UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  May 28, 2003


HOVNANIAN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
1-8551
22-1851059
(State or Other
Jurisdiction of
Incorporation)
(Commission File Number)
(I.R.S. Employer
Identification
No.)

10 Highway 35, P.O. Box 500
Red Bank, New Jersey 07701 (Address of
Principal Executive Offices) (Zip Code)
(732) 747-7800
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed
Since Last Report)




Item 7.	Financial Statements, Pro Forma Financial Information and
Exhibits
(c) Exhibits.
Exhibit 99.1
Earnings Press Release - Second Quarter Ended April 30,
2003.

Item 9.	Regulation FD Disclosure
The information contained in this Item 9 is being furnished pursuant to Item 12. "Results of Operations and Financial Condition" in accordance with SEC Release 33-8216; 34-47583; IC-25983; March 27, 2003.
The information in this Current Report is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. The information in this Current Report shall not be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act.
On May 28, 2003, the Company issued a press release announcing its preliminary financial results for the second quarter ended April 30, 2003. A copy of the Earnings Press Release is attached as Exhibit 99.1.
The Earnings Press Release contains information about EBITDA, a non-GAAP financial measure. The most directly comparable GAAP financial measure to EBITDA is income before income taxes. A reconciliation of EBITDA to income before income taxes is contained in the Earnings Press Release. Management believes EBITDA to be relevant and useful information as EBITDA is a standard measure commonly reported and widely used by analysts, investors and others to measure our financial performance and our ability to service our debt obligation. EBITDA is also one of several metrics used by our management to measure the cash generated from our operations. EBITDA does not take into account substantial costs of doing business, such as income taxes and interest expense. While many in the financial community consider EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, income before income taxes, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are presented on the financial statements included in the Company's reports filed with the SEC. Additionally, our calculation of EBITDA may be different than the calculation used by other companies and, therefore, comparability may be affected.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HOVNANIAN ENTERPRISES, INC.
(Registrant)

By:    /S/J. LARRY SORSBY
Name:	J. Larry Sorsby
Title:	Executive Vice President and
Chief Financial Officer
Date:  May 28, 2003

INDEX TO EXHIBITS

Exhibit Number
Exhibit


  Exhibit 99.1
Earnings Press Release - Second Quarter Ended April 30, 2003.

		2
	2
	3
	4